Exhibit 99.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Peoples Bancshares of Pointe Coupee Parish, Inc. (the "Company") on Form 10-Q for the period ending June 30, 2002 (the "Report"), I, Stephen P. David, Chief Executive Officer of the Company, certify that:

(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Stephen P. David
_________________________
Stephen P. David
Chief Executive Officer
May 9, 2003